Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: October 24, 2012

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended September 30, 2012 of $1.4 million, an increase of $72 thousand, or 5%, compared to the 2011 third quarter. Progress in improving earnings occurred from producing further other income, which more than offset 2% lower net interest income and, more so, the additional provision for loan losses required over the previous year’s third quarter to replenish the allowance for loan losses. Earnings per share on a diluted basis for the quarters were $0.61 and $0.59 for the three months ended September 30, 2012 and 2011, respectively.

“We are pleased with the third quarter’s results, which reflect steady growth in a number of key strategic areas, including loans, core deposits, and customer relationships,” stated Daniel J. Santaniello, President and Chief Executive Officer. “Our strategic plan focuses on offering a differentiated approach to customer service that centers on offering customers the financial products and services that meet their needs. Through this approach we have been able to grow the Company’s revenue.”

Net income for the nine months ended September 30, 2012 was $4.0 million, an increase of $129 thousand, or 3%, compared to net income of $3.8 million for the same 2011 period. The current year-to-date period earnings improvement occurred from producing more other income, which more than offset the declining net interest income and significantly higher loan losses, compared to the prior year-to-date period. Earnings per share were $1.74 for each of the nine months ended September 30, 2012 and 2011.

The Company’s assets grew $8.7 million, or 1%, to total $615.4 million at September 30, 2012 from $606.7 million at December 31, 2011. The growth resulted primarily from a $18.5 million increase in non-interest bearing deposit balances, sheltering the $10.2 million decline within interest-bearing deposits, along with $4.6 million growth in repurchase agreements, a short-term borrowing, partially offsetting the $5.0 million long-term debt pay off during the first nine months of 2012.

Net interest income declined 2% to $5.2 million for the quarter ended September 30, 2012 from $5.3 million recorded during the same quarter of 2011. The 26 basis point cost reductions, from lowering rates primarily on savings and certificate of deposit accounts, are no longer adequate to keep pace with either assets repricing to, or new growth at, lower current yields, both of which had reduced yield on earning assets by 29 basis points. As a result, net interest income decreased $79 thousand in the third quarter of 2012 compared to the year ago period. The decline in net interest income reduced net interest margin to 3.79% for the third quarter of 2012, compared to 3.85% for same 2011 period.

Net interest income decreased $363 thousand, or 2%, to $15.4 million for the nine months ended September 30, 2012 from $15.8 million recorded during the same period of 2011. Net interest margin was 3.78% during the first nine months of 2012 compared to 3.97% during the first nine months of 2011, down 19 basis points from repricing activity, even though partially mitigated by a $15.0 million increase in average earning assets.

The provision for loan losses was $700 thousand and $500 thousand for the third quarter ending September 30, 2012 and 2011, respectively. Provision for loan losses was $2.0 million for the nine months ending September 30, 2012, as compared to over $1.3 million for the same 2011 period. The allowance for loan losses was 1.89% of total loans at September 30, 2012, down from 1.99% at September 30, 2011.

Total other income recorded for the quarter ended September 30, 2012 was $1.9 million compared with $1.5 million for the same quarter in 2011. The increase in other income was primarily due to improving revenue by $339 thousand of added gains from the sale of loans, $43 thousand more fees from trust fiduciary activity and $40 thousand more service charges on loans for the quarter ended September 30, 2012, compared to the same 2011 period.

Total other income for the nine months ended September 30, 2012 was $5.8 million compared to $4.3 million for the same period in 2011. The revenue increase in the comparative periods resulted primarily from mortgage banking activity producing $811 thousand more gains from the sale of loans and added $293 thousand to loan service charges, along with $235 thousand more gains from sale on investment securities, and $149 thousand added fees from trust fiduciary services for the nine months ended September 30, 2012 compared to the same 2011 period.

Total other operating expenses were maintained at $4.4 million for each of the quarters ending September 30, 2012 and 2011.

Total other operating expenses increased $290 thousand, or 2%, to $13.8 million for the nine months ending September 30, 2012 from $13.6 million in the same 2011 period. The other expense increase resulted primarily from the $236 thousand prepayment fee incurred on the early payoff of long-term debt in the 2012 year-to-date period.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;
•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	September 30, 2012	December 31, 2011
Assets
Total cash and cash equivalents	$45,622	$52,165
Investment securities	103,135	108,543
Federal Home Loan Bank Stock	3,019	3,699
Loans and leases	430,914	410,831
Allowance for loan losses	(8,142)	(8,108)
Premises and equipment, net	14,270	13,575
Life insurance cash surrender value	9,984	9,740
Other assets	16,645	16,297

Total assets	$615,447	$606,742

Liabilities
Non-interest-bearing deposits	$114,653	$96,155
Interest-bearing deposits	409,467	419,647
Total deposits	524,120	515,802
Short-term borrowings	14,069	9,507
Long-term debt	16,000	21,000
Other liabilities	2,705	6,809
Total liabilities	556,894	553,118

Shareholders' equity	58,553	53,624

Total liabilities and shareholders' equity	$615,447	$606,742

Average Year-To-Date Balances:	September 30, 2012	December 31, 2011
Assets
Total cash and cash equivalents	$40,161	$50,325
Investment securities	114,623	101,184
Loans and leases, net	415,683	403,704
Premises and equipment, net	13,835	14,188
Other assets	26,475	26,926

Total assets	$610,777	$596,327

Liabilities
Non-interest-bearing deposits	$109,589	$102,441
Interest-bearing deposits	411,524	406,568
Total deposits	521,113	509,009
Short-term borrowings and long-term debt	30,220	33,630
Other liabilities	3,336	3,290
Total liabilities	554,669	545,929

Shareholders' equity	56,108	50,398

Total liabilities and shareholders' equity	$610,777	$596,327

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sep. 30, 2012	Sep. 30, 2011	Sep. 30, 2012	Sep. 30, 2011
Interest income
Loans and leases	$5,420	$5,673	$16,244	$17,501
Securities and other	554	703	1,773	2,023

Total interest income	5,974	6,376	18,017	19,524

Interest expense
Deposits	585	852	1,886	2,909
Borrowings and debt	219	275	694	815

Total interest expense	804	1,127	2,580	3,724

Net interest income	5,170	5,249	15,437	15,800

Provision for loan losses	700	500	2,000	1,350
OTTI - credit losses	-	6	136	80
Other income	1,868	1,477	5,827	4,287
Other expenses	4,453	4,444	13,844	13,554
Provision for income taxes	486	449	1,311	1,260
Net income	$1,399	$1,327	$3,973	$3,843

	Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Interest income
Loans and leases	$5,420	$5,408	$5,415	$5,405	$5,673
Securities and other	554	583	637	674	703

Total interest income	5,974	5,991	6,052	6,079	6,376

Interest expense
Deposits	585	617	684	763	852
Borrowings and debt	219	221	254	274	275

Total interest expense	804	838	938	1,037	1,127

Net interest income	5,170	5,153	5,114	5,042	5,249

Provision for loan losses	700	600	700	450	500
OTTI - credit losses	-	31	105	165	6
Other income	1,868	1,903	2,056	1,651	1,477
Other expenses	4,453	4,678	4,713	4,491	4,444
Provision for income taxes	486	430	395	385	449
Net income	$1,399	$1,317	$1,257	$1,202	$1,327

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Assets
Total cash and cash equivalents	$45,622	$22,791	$65,681	$52,165	$76,126
Investment securities	103,135	110,809	115,367	108,543	106,147
Federal Home Loan Bank Stock	3,019	3,339	3,514	3,699	3,894
Loans and leases	430,914	426,118	422,272	410,831	400,768
Allowance for loan losses	(8,142)	(8,151)	(8,320)	(8,108)	(7,960)
Premises and equipment, net	14,270	13,686	13,942	13,575	13,846
Life insurance cash surrender value	9,984	9,901	9,819	9,740	9,660
Other assets	16,645	17,243	17,005	16,297	19,213

Total assets	$615,447	$595,736	$639,280	$606,742	$621,694

Liabilities
Non-interest-bearing deposits	$114,653	$110,283	$129,041	$96,155	$100,668
Interest-bearing deposits	409,467	401,787	419,124	419,647	424,929
Total deposits	524,120	512,070	548,165	515,802	525,597
Short-term borrowings	14,069	8,106	17,238	9,507	18,005
Long-term debt	16,000	16,000	16,000	21,000	21,000
Other liabilities	2,705	2,997	2,900	6,809	5,010
Total liabilities	556,894	539,173	584,303	553,118	569,612

Shareholders' equity	58,553	56,563	54,977	53,624	52,082

Total liabilities and shareholders' equity	$615,447	$595,736	$639,280	$606,742	$621,694

Average Quarterly Balances:	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Assets
Total cash and cash equivalents	$32,254	$32,037	$56,277	$53,814	$64,037
Investment securities	111,112	118,721	114,076	112,554	103,624
Loans and leases, net	423,250	416,755	406,962	402,093	393,771
Premises and equipment, net	14,132	13,855	13,516	13,746	14,065
Other assets	26,938	26,680	25,801	26,688	26,464

Total assets	$607,686	$608,048	$616,632	$608,895	$601,961

Liabilities
Non-interest-bearing deposits	$111,781	$109,785	$107,175	$99,973	$99,025
Interest-bearing deposits	407,335	411,088	416,195	417,210	414,748
Total deposits	519,116	520,873	523,370	517,183	513,773
Short-term borrowings and long-term debt	27,616	27,954	35,117	35,114	33,707
Other liabilities	3,390	3,266	3,355	3,658	3,192
Total liabilities	550,122	552,093	561,842	555,955	550,672

Shareholders' equity	57,564	55,955	54,790	52,940	51,289

Total liabilities and shareholders' equity	$607,686	$608,048	$616,632	$608,895	$601,961

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Selected returns and financial ratios
Diluted earnings per share	$0.61	$0.57	$0.56	$0.54	$0.59
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.36%	4.41%	4.39%	4.39%	4.65%
Cost of interest-bearing liabilities	0.74%	0.77%	0.84%	0.91%	1.00%
Net interest spread	3.62%	3.64%	3.55%	3.48%	3.65%
Net interest margin	3.79%	3.81%	3.73%	3.67%	3.85%
Return on average assets	0.92%	0.87%	0.82%	0.78%	0.87%
Return on average equity	9.67%	9.47%	9.23%	9.01%	10.27%
Efficiency ratio	61.74%	64.54%	62.89%	65.35%	64.16%
Expense ratio	1.69%	1.84%	1.74%	1.88%	1.96%

	Nine Months Ended
	Sep. 30, 2012	Sep. 30, 2011
Diluted earnings per share	$1.74	$1.74
Dividends per share	$0.75	$0.75
Yield on interest-earning assets (FTE)	4.39%	4.87%
Cost of interest-bearing liabilities	0.78%	1.14%
Net interest spread	3.61%	3.73%
Net interest margin	3.78%	3.97%
Return on average assets	0.87%	0.87%
Return on average equity	9.46%	10.37%
Efficiency ratio	63.06%	65.52%
Expense ratio	1.76%	2.10%

Other data
	Sep. 30, 2012		Jun. 30, 2012		Mar. 31, 2012		Dec. 31, 2011		Sep. 30, 2011
Book value per share	$25.37		$24.69		$24.18		$23.78		$23.26
Equity to assets	9.51%		9.49%		8.60%		8.84%		8.38%
Allowance for loan losses to:
Total loans	1.89%		1.91%		1.97%		1.97%		1.99%
Non-accrual loans	0.65	x	0.60	x	0.65	x	0.58	x	1.00	x
Non-accrual loans to total loans	2.89%		3.16%		3.04%		3.40%		1.99%
Non-performing assets to total assets	2.72%		3.70%		3.32%		3.58%		2.43%